UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 13, 2025
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2025, Backblaze, Inc. (the “Company”) announced that Tina Cessna, the Company’s Senior Vice President of Engineering, will be stepping down from her role at the end of August 2025 following a transition period.

The Company has begun a search for a new Senior Vice President of Engineering. During the transition, the Company’s Chief Technology Officer, Brian Beach, will assume responsibility for the engineering organization on an interim basis.

Ms. Cessna is expected to receive severance benefits in accordance with the terms of her existing severance agreement, dated May 18, 2021, and as described in the Company’s previously filed annual proxy statement.

The Company thanks Ms. Cessna for her contributions and leadership and wishes her continued success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2025	Backblaze, Inc.

		By:	/s/ Marc Suidan
Marc Suidan, Chief Financial Officer